EX.99.906 CERT

N-CSRS Exhibit for Item 12(b): CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Lee T. Kranefuss, President and Principal Executive Officer, and Michael A. Latham, Principal Financial Officer, of iShares, Inc.(the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSRS for the period ended February 28, 2007 (the “Form N-CSRS”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 20, 2007	/s/ Lee T. Kranefuss President and Principal Executive Officer
Lee T. Kranefuss [Title] [Signature]

Date:	April 20, 2007	/s/ Michael A. Latham Principal Financial Officer
Michael A. Latham [Title] [Signature]